UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2023

OneSpaWorld Holdings Limited

(Exact Name of Registrant as Specified in Charter)

Commonwealth of The Bahamas	001-38843	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harry B. Sands, Lobosky Management Co. Ltd. Office Number 2 Pineapple Business Park Airport Industrial Business Park 11 P.O. Box N-624 Nassau Island of New Providence, Commonwealth of The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 322-2670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, par value $0.0001 per share	OSW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

On March 13, 2023, OneSpaWorld Holdings Limited (the “Company”) previously announced that it had entered into Warrant Exchange Agreements (the “Exchange Agreements”) with certain holders (the “Public Warrant Holders”) of the Company’s public warrants (the “Public Warrants”), pursuant to which such Public Warrant Holders agreed to exchange an aggregate of 9,917,150 Public Warrants for common shares of the Company, par value $0.0001 per share (the “Common Shares”).

Between March 13 and March 15, 2023, the Company received unsolicited offers to exchange (i) 5,259,674 additional Public Warrants from certain holders of its Public Warrants and (ii) 928,003 private warrants exercisable for Common Shares for $11.50 per share (the “Private Warrants”) from certain non-affiliates for Common Shares and has entered into additional privately negotiated Exchange Agreements with such holders, which contain terms substantially similar to the terms set forth in the form of Exchange Agreement, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed by the Company on March 13, 2023.

The Company also received unsolicited offers from and entered into Exchange Agreements with certain directors and other affiliated holders of the Company with respect to 2,515,906 Private Warrants, which will be exchanged at a fixed exchange ratio of 0.175 Common Shares per Private Warrant. Such ratio reflects a price per warrant of $1.62 (representing a 10% discount to the price per warrant used in the exchange ratio for the Public Warrants and non-affiliate holders of Private Warrants) and a price of $10.74 per Common Share. Affiliated holders of Private Warrants also agreed not to transfer Common Shares issuable upon such exchange for a period of 60 days commencing on March 14, 2023. The Exchange Agreements executed in connection with such exchanges contain terms substantially similar to the terms set forth in the form of Exchange Agreement, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed by the Company on March 13, 2023, other than those terms relating to the exchange ratio and the addition of the above-described transfer restrictions.

Following the closing of the above described transactions, together with those transactions reported on March 13, 2023, the Company will have exchanged an aggregate of 15,176,824 Public Warrants (or 94% of the outstanding Public Warrants) and 3,443,909 Private Warrants (or 43% of the outstanding Private Warrants).

The closing of the exchange of the Public Warrants and the Private Warrants for Common Shares is expected to occur on April 25, 2023, and is subject to customary closing conditions.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth above under Item 1.01 are incorporated herein by reference. The issuance by the Company of the shares of Common Stock in exchange for the surrender and cancellation of the Public Warrants and Private Warrants is being made in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On March 14, 2023, the Company issued a press release relating to the warrant exchanges. A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financing Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 14, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2023

By:	/s/ Stephen B. Lazarus
Name:	Stephen B. Lazarus
Title:	Chief Financial Officer and Chief Operating Officer

3